UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

November 28, 2022

Date of Report

(Date of earliest event reported)

DURECT CORPORATION

(Exact name of Registrant as specified in its charter)

Delaware	000-31615	94-3297098
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10260 Bubb Road

Cupertino, CA 95014

(Address of principal executive offices) (Zip code)

(408) 777-1417

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Each Exchange on Which Registered
Common Stock $0.0001 par value per share	DRRX	The NASDAQ Stock Market LLC

(The Nasdaq Capital Market)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On November 28, 2022, the Board of Directors of DURECT Corporation (the “Company”) approved an amendment to the Company’s Certificate of Incorporation (the “Amendment”), to effect a 1-for-10 reverse stock split of the Company’s shares of common stock to be effective on December 5, 2022. On November 22, 2022, the holders of a majority of the total voting power of the Company’s securities approved an amendment to the Company’s Certificate of Incorporation to effect a reverse split of all of the Company’s shares of outstanding common stock at an exchange ratio of not less than 1-for-10 and not greater than 1-for-20, and a reduction in the number of authorized shares of common stock from 600,000,000 to 150,000,000 shares, and granted authorization to the Company’s Board of Directors to determine in its discretion the specific ratio and timing of the reverse split on or before March 31, 2023.

As a result of the reverse stock split, every 10 shares of the Company’s pre-reverse split common stock will be combined and reclassified into 1 share of the Company’s common stock. Proportionate voting rights and other rights of common stockholders will not be affected by the reverse stock split, other than as a result of the cash payment for any fractional shares that would have otherwise been issued. Stockholders who would otherwise hold a fractional share of common stock will receive a cash payment in respect of such fraction of a share of common stock. No fractional shares will be issued in connection with the reverse stock split.

The reverse stock split will become effective at 5:01 p.m., Eastern Time, on December 5, 2022 and the Company’s common stock will trade on a post-split basis at the open of business on December 6, 2022. The par value and other terms of the common stock will not be affected by the reverse stock split. The authorized common stock of the Company will reduce from 600,000,000 to 150,000,000 shares and the authorized preferred stock of the Company will remain unchanged at 10,000,000 shares.

All outstanding stock options, purchase rights and equity incentive plans immediately prior to the reverse stock split will generally be appropriately adjusted by dividing the number of shares of common stock into which such stock options, purchase rights and equity incentive plans are exercisable by 10 and multiplying the exercise or conversion price by 10, as a result of the reverse stock split.

The Company’s transfer agent, Computershare Inc., is acting as exchange agent for the reverse stock split and will send instructions to stockholders of record regarding the exchange of certificates for common stock.

The Company issued a press release announcing the Reverse Stock Split ratio. A copy of the press release is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Exhibit Description
99.1	Press Release of DURECT Corporation dated November 28, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DURECT Corporation

Date: November 28, 2022	By:	/s/ James E. Brown
James E. Brown President and Chief Executive Officer